UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2008
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 8, 2008, Vion Pharmaceuticals, Inc. (the “Company”) announced that additional survival data on its lead anticancer agent Onrigin™ (laromustine) injection was presented by the Company in a poster at the 50th American Society of Hematology Annual Meeting.
The poster presented survival data for a combined group of 140 de novo poor-risk acute myelogenous leukemia (AML) patients age 60 or older who achieved either a complete response (CR) or a complete response with incomplete platelet recovery (CRp) to Onrigin™.
The Company previously announced on December 4, 2008 that Onrigin™ would be the new trade name for laromustine, replacing Cloretazine® (VNP40101M).
A reproduction of the poster will be available on the company’s website, www.vionpharm.com.
A copy of the press release announcing the poster presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
Exhibit 99.1	Press release dated December 8, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: December 9, 2008	By:	/s/ Howard B. Johnson
Name: Howard B. Johnson
Title: President and Chief Financial Officer

EXHIBIT INDEX
99.1	Press release dated December 8, 2008.